Exhibit 10.8

ADDENDUM N° 1 to the Agreement for Project Management and Operation, Increase of Thermal Generation Availability and Adaptation of Remuneration for Generation 2008-2011

In the CITY OF BUENOS AIRES, on the twelfth day of April 2011, the Secretary of Energy of the MINISTRY OF FEDERAL PLANIFICATION, PUBLIC INVESTMENT and SERVICES, Eng. Daniel CAMERON, representing the NATIONAL STATE (hereinafter the “SECRETARY”) and the signing companies represented by their representatives, circumstance which is attested by the certified copies of the Special Powers attached in the ANNEX (hereinafter, collectively the “GENERATORS” and individually “GENERATOR”), with the purpose of concluding the present ADDENDUM N° 1 to the AGREEMENT FOR PROJECT MANAGEMENT AND OPERATION, INCREASE OF THERMAL GENERATION AVAILABILITY AND ADAPTATION OF REMUNERATION FOR GENERATION 2008-2011 (hereinafter the “ADDENDUM N° 1 to the 2008-2011 AGREEMENT” or the “ADDENDUM”)- The SECRETARY and the GENERATORS jointly defined as the “PARTIES”, individually and indistinctly each of them as the “PARTY”.

Considering:

That on November 25th 2010 the PARTIES signed the “Agreement for project management and operation, increase of thermal generation availability and adaptation of remuneration for generation 2008-2011” (hereinafter the “AGREEMENT”);

That point 7 of the AGREEMENT states that “taking into account that the Secretary of Energy in representation of the NATIONAL STATE and the GENERATORS possess stock participation in CT Timbúes, CT Manuel Belgrano and the future Plant(s) to be constructed under the AGREEMENT, the PARTIES agree to undertake the necessary acts in order to accomplish the stock concentration of the GENERATORS in the aforementioned Plants”.

That pursuant to point 8 of said AGREEMENT, the PARTIES agreed to sign complementary addendums in order to instrument the concepts and rules included in it to carry out the processes described in said AGREEMENT.

In virtue of it, and through the present ADDENDUM, the parties agree that:

1)	The Generators which presented the projects in accordance to point 2 of the Agreement – hereinafter defined as the Sponsoring Generating Companies –, and having received approval by the Secretary of Energy, will conform the respective Managing Companies for the independent management of each project approved by the Secretary of Energy. Said Managing Companies shall be responsible for the necessary actions for the purchase of equipment, the construction, operation an maintenance of the respective projects, for which they shall give the corresponding guarantees to be established.

2)	The stock participation of the National State and the Sponsoring Generating Companies in the Managing Companies to be conformed, shall be instrumented before the expiration date of the MEM supply contract, in accordance to the rules indicated in the next point.

3)	a) The percentage stock participation of the National State shall be the maximum value between: (a) the proportion represented by the contribution established in point 3.1.(i) of the Agreement, instrumented through the charge extended by Resolution N° 3/2011 of the Secretary of Energy, plus every other contribution of funds to the project for which the National State would maintain stock participation in the Managing Company, all in relation to the total investment made in the project, and (b) the total of the funds linked to the project minus the proportion represented by the corresponding LVFVD included in the Agreement over the total of the funds linked to said project.

b) The Sponsoring Generating Companies shall have a stock participation equivalent to the total of the funds linked to the project minus the stock participation of the National State calculated in accordance to the preceding point.

c) In the event that the proportion represented by the corresponding LVFVD included in the 2008-2011 Agreement over the total of the sums linked to the project is higher than the percentage of stock participation of the Sponsoring Generating Companies in the Managing Company, in accordance to the preceding point, the National State shall determine the instruments and proceedings which are convenient in order to recognize said difference, which could consist in the cession of stock participation in the other Managing Companies in which the National State has a right to stock participation, and/or other alternatives which result applicable

In the City of Buenos Aires on the twelfth day of April 2011, the present document is signed in five (5) copies of the same tenor and to one sole effect.

(signed)

SECRETARY OF ENERGY

(signed) HIDROELECTRICA CHOCON Name: Fernando ANTOGNAZZA Role: General Manager - Representative	(signed) ENDESA COSTANERA Name: Jose Miguel GRANGED Role: General Manager - Representative

(signed) CENTRAL DOCK SUD S.A. Name: Roberto FAGAN - José GRANGED Role: Representatives	(signed) HIDROELECTRICA PIEDRA DEL AGUILA S.A. Name: Jose M. VAZQUEZ – Jose M. SALDUNGARAY Role: General Manager - Representative

(signed) CENTRALES TERMICAS MENDOZA S.A. Name: Jose M. VAZQUEZ – Jose M. SALDUNGARAY Role: General Manager - Representative	(signed) LA PLATA COGENERACION S.A. Name: Jose Maria VAZQUEZ – J. SALDUNGARAY Role: General Manager - Representative

(signed) CENTRAL PUERTO S.A. Name: Jose Maria VAZQUEZ - SALDUNGARAY Role: General Manager - Representative	(signed) DUKE ENERGY CERROS COLORADOS S.A. Name: Sergio SANCHEZ Role: Representative